                   MEDITECH PHARMACEUTICALS, INC. ENTERS INTO
                         AGREEMENT AND SELLS CONTROLLING
                 EQUITY INTEREST TO CHINESE MANUFACTURING GROUP

FOR IMMEDIATE RELEASE

LIME ROCK, CONNECTICUT, APRIL 7, 2005 - MEDITECH PHARMACEUTICALS, INC.
(MDPM-OTC:BB) announced today that on March 31, 2005 it entered into a stock contribution agreement with a manufacturing group with operations in Bazhou
City, Hei Bei Province, The People's Republic of China ("PRC"), providing for the issuance of 24,407,784 shares of its common stock in exchange for all the outstanding share capital of Deli Solar Holding Ltd., incorporated in the
British Virgin Islands ("Deli (BVI)") and owner of Bazhou Deli Solar Energy
Heating Co. Ltd. ("Deli (PRC)"), a manufacturer and vendor of hot water and space heaters in Bazhou City, PRC.

The transaction was contingent upon the investment by certain accredited investors of $5,748,015 in exchange for Meditech's issuance of 9,853,740 shares
(approximately $0.58 per share) of its common stock. On March 31, 2005,
Meditech accepted subscriptions from accredited investors to invest $5,748,015 for the purchase a total of 9,853, 740 shares of Meditech stock with accompanying warrant rights entitling them to purchase an additional eight (8)
shares of common stock for every ten (10) shares purchased, exercisable at approximately $0.64 per share .

The transactions covered by (i) the stock contribution agreement and (ii) the investor subscriptions closed simultaneously on March 31, 2005.

Deli Solar (PRC), founded in 1997, is engaged in the business of designing, manufacturing and selling systems to produce hot water and space heaters. Its main products are solar-powered water heaters. It also sells coal-fired residential boilers and related parts, components and services. The solar hot water systems and the coal-fired boilers serve additional dual roles as stoves and space heaters. The majority of its sales are to residential households in
The People's Republic of China.

Mr. Deli Du is founder, Chairman and Chief Executive Officer of Deli Solar
(PRC), and prior to the closings on March 31st was an eighty percent (80%) owner of Deli (BVI)

On March 31, 2005 Mr. Du acquired an additional 337,556 shares of the Company's common stock from the then controlling shareholder, Halter Capital Corporation of Dallas Texas, in a privately negotiated transaction.

As a result of the above-described transactions Mr. Du now controls Meditech with a 57% interest in its issued and outstanding common stock. The prior officers of the Company have resigned. Mr. Du has been appointed President, and an associate of Mr. Du, Mr. Jianmin Li, has been appointed Secretary/Treasurer.
However, the Company's prior management does remain with its new subsidiary,
East-West Distributors, Inc., to continue its efforts toward receiving regulatory approvals for new pharmaceuticals.

Mr. John D. Kuhns has been appointed a director. He is chairman of Kuhns
Brothers, Inc., an investment banking firm specializing in power technology and transactions within the PRC. He is also vice-chairman of The Solar Electric
Light Company, a manufacturer of solar home systems marketed in Asia. Except for
Mr. Kevin Halter, Jr. all prior directors have resigned. When the Company's shareholders have been notified of the change of control of the Company, the board of directors will be expanded and Mr. Halter will then resign.

Temporary Company Contact: Mr. John D. Kuhns, c/o Kuhns Brothers, Inc.
Telephone: (860) 435 7000.

This press release discusses certain matters that may be considered
"forward-looking" statements within the meaning of Section 27A of the Securities
Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as
amended, or the "safe harbor" provisions of the Private Securities Litigation
Reform Act of 1995, including statements regarding the intent, belief or current expectations of the Company and its management. These forward-looking statements are subject to risks and uncertainties, such as whether management of Company's subsidiary, East-West Distributors, Inc. will remain with the subsidiary and whether it will continue its efforts to seek such regulatory approvals.
Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that could materially and adversely affect the Company. The
Company hereby disclaims any obligation or undertaking to release publicly any updated revisions to any such statements to reflect any change in the Company's expectations or any change in events, conditions or circumstances on which this statement is based.